[LETTERHEAD OF GUSRAE, KAPLAN & BRUNO, PLLC]

                                February 10, 2006

Giant Motorsports, Inc.
13134 State Route 62
Salem, Ohio 44460
Attention:  Board of Directors

      Re:   Giant Motorsports, Inc. / Registration Statement on Form S-1

Gentlemen:

      We have acted as counsel to Giant Motorsports, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of
(a) up to 26,356,000 shares of the Company's common stock (the "Common Stock") which may be issued (i) pursuant to the conversion of the Company's Series A Convertible Preferred Stock (the "Series A Preferred"), (ii) as dividends on the Series A Preferred, and (iii) upon the exercise of certain warrants issued by the Company; and (b) Series A Warrants of the Company exercisable for up to an aggregate of 6,314,000 shares of Common Stock (the "Series A Warrants"), by those certain selling shareholders named in the Registration Statement (the "Selling Shareholders").

      In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Articles of Incorporation of the Company, as amended, (b) the Certificate of Designation for the Company's shares of preferred stock, (c) the By-laws of the Company, and (d) the Registration Statement, as amended.

      We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

      Based upon the foregoing, and in reliance thereon, we are of the opinion that when the Registration Statement shall have become effective, the shares of Common Stock, when issued in accordance with the terms of the Series A Preferred and the applicable warrants, and sold

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Giant Motorsports, Inc.
February 10, 2006
Page 2


pursuant to the Registration Statement, will be legally issued, fully paid and non-assessable. We are also of the opinion that that when the Registration Statement shall have become effective the Series A Warrants sold pursuant to the Registration Statement will be validly issued and will be binding obligations under the contract laws of the State of New York.

      Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency, laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

      This opinion is limited to the laws in effect as of the date hereof and is intended for your benefit. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys to the extent of opinions provided herein. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                       Very truly yours,


                                       /s/ GUSRAE, KAPLAN, BRUNO & NUSBAUM, PLLC